UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2020

INVITAE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 16th Street, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NVTA	The New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

ArcherDX Acquisition

On June 21, 2020, Invitae Corporation (“Invitae” or the “Company”), Apollo Merger Sub A Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub A”), Apollo Merger Sub B LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub B”), ArcherDX, Inc., a Delaware corporation (“ArcherDX”), and Kyle Lefkoff, solely in his capacity as holders’ representative, entered into an Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, the Company will acquire 100% of the fully diluted equity of ArcherDX. Pursuant to the Merger Agreement, Merger Sub A will merge with and into ArcherDX, with ArcherDX becoming a wholly-owned subsidiary of the Company and the surviving corporation in the merger (the “Reverse Merger”) and, promptly following the Reverse Merger, ArcherDX will merge with and into Merger Sub B, with Merger Sub B surviving and continuing as a wholly-owned subsidiary of the Company (the “Forward Merger” and, together with the Reverse Merger, the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

The aggregate consideration for the Merger will consist of $325.0 million in cash and 30 million shares of the Company’s common stock, $0.0001 par value per share (“Invitae Common Stock”), plus up to an additional 27 million shares of Invitae Common Stock payable in connection with the achievement of certain milestones (the “Earnout Shares”). The consideration to be paid on the closing date is subject to closing-related adjustments, based on ArcherDX’s cash, debt, net working capital and other considerations at the closing of the Merger. Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (i) each outstanding share of ArcherDX capital stock will be converted into the right to receive the number of shares of Invitae Common Stock and a cash payment as specified in the Merger Agreement, and, if a milestone is achieved, the applicable portion of Earnout Shares tied to such milestone, (ii) each outstanding and unexercised ArcherDX stock option will be converted into the right to receive a cash payment and an option to purchase shares of Invitae Common Stock as specified in the Merger Agreement, and, if a milestone is achieved, the applicable portion of Earnout Shares tied to such milestone, subject to continued service at the time of achievement of such milestone in the instance of such Earnout Shares, and (iii) each unexpired, unexercised and outstanding ArcherDX warrant will be converted into the right to receive the number of shares of Invitae Common Stock and cash payment as specified in the Merger Agreement, and, if a milestone is achieved, the applicable portion of Earnout Shares tied to such milestone. No fractional shares will be issued in connection with the Merger and any shares issuable to a single holder on a particular date will be aggregated and rounded up to the nearest whole number.

For a period of 90 days following the closing of the Merger, all Invitae Common Stock issued to ArcherDX’s security holders in connection with the Merger will be subject to a lock-up restriction, pursuant to which such holders of Invitae Common Stock will not be able to sell, transfer, or otherwise dispose of such Invitae Common Stock.

Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the stockholders of the Company at a special meeting of stockholders to be called by the Company. The Merger Agreement contains specified termination rights for both the Company and ArcherDX, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Company may be obligated to pay a fee of $30.0 million, although such fee may be applied toward payments otherwise required from the Company pursuant to a collaboration, partnership, research and development, commercial or similar agreement that the parties may negotiate following a termination of the Merger Agreement, if applicable.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or ArcherDX. The Merger Agreement contains representations and warranties by the Company and ArcherDX, which are made solely for the benefit of the respective parties thereto. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by the parties to each other in connection with the signing of the Merger Agreement. Certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties thereto. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the respective agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Information

In connection with the proposed transaction, Invitae will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a document that serves as a proxy statement/prospectus of Invitae (the “proxy statement/prospectus”), and will file other documents regarding the proposed transaction with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement/prospectus will be sent to Invitae’s stockholders when it becomes available. Investors and security holders will be able to obtain the registration statement and the proxy statement/prospectus free of charge from the SEC’s website or from Invitae when it becomes available. The documents filed by Invitae with the SEC may be obtained free of charge at Invitae’s website at www.invitae.com or at the SEC’s website at www.sec.gov. These documents may also be obtained free of charge from Invitae by requesting them by mail at Invitae Corporation, 1400 16th Street, San Francisco, California 94103, or by telephone at (415) 374-7782.

Participants in the Solicitation

Invitae, ArcherDX and each of their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Invitae’s directors and executive officers is available in Invitae’s proxy statement dated April 29, 2020 for its 2020 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement, the proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Stockholders, potential investors and other readers should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from Invitae as indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

Private Placement

On June 21, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of 16,320,476 shares of Invitae Common Stock at a price of $16.85 per share, for gross proceeds to the Company of approximately $275.0 million (the “Private Placement”). The Private Placement is expected to close concurrently with the closing of the Merger, subject to the satisfaction of customary closing conditions.

In connection with the Private Placement, the Company is expected to enter into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company will agree to file a registration statement with the SEC covering the resale of the shares of Invitae Common Stock sold in the Private Placement. The Company has agreed to file the registration statement within 60 days of the closing of the Private Placement. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Form of Registration Rights Agreement, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement are made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Debt Commitment Letter

In connection with the Merger Agreement, on June 21, 2020, the Company entered into a debt commitment letter (the “Commitment Letter”) with Perceptive Credit Holdings III, LP (“Perceptive”), pursuant to which Perceptive committed to provide a senior secured team loan facility (the “Term Loan Facility”) in an aggregate principal amount of up to $200.0 million, subject to the satisfaction of certain customary closing conditions (the “Debt Financing”). The Term Loan Facility is available (i) to finance, in whole or in part, the Merger, (ii) to pay fees, costs and expenses related to the Merger, the Debt Financing and the other transactions related to the Merger and (iii) for other general working capital purposes.

The Term Loan Facility is available in a single borrowing of at least $135.0 million and up to $200.0 million on the closing date of the Merger. The Company will pay up to $5.0 million in customary commitment and closing fees in connection with obtaining the Debt Financing. Amounts drawn under the Term Loan Facility will bear interest at an annual rate equal to LIBOR, subject to a 2.00% LIBOR floor, plus a margin of 8.75%, payable quarterly in arrears. The Term Loan Facility will not amortize and all amounts outstanding under the Term Loan Facility will mature on (i) June 1, 2024 if at such time the Company’s 2.00% convertible senior notes due 2024 (the “2024 Notes”) are outstanding and are due to mature on or prior to September 1, 2024 (provided that if the maturity of at least 80% of the 2024 Notes has been extended to a date after September 1, 2024 and prior to September 1, 2025, the Term Loan Facility will mature on the date that is 90 days prior to the extended maturity date of the 2024 Notes), or (ii) otherwise, on June 1, 2025. If the Term Loan Facility is prepaid, the Company must pay a prepayment fee of 6% if the prepayment occurs prior to the third anniversary of the closing date or 4% if the prepayment occurs after the third anniversary of the closing date and the Company must also pay a make-whole fee if the prepayment occurs prior to the second anniversary of the closing date. Cowen and Company, LLC (“Cowen”) served as the Company’s exclusive financial advisor with respect to the Debt Financing and the Company will pay Cowen a fee of up to $3.0 million for such services on the closing date.

The Term Loan Facility will be secured by a first priority lien on all assets of the Company and its subsidiaries, and will be guaranteed by the Company’s subsidiaries, in each case, excluding certain agreed upon subsidiaries. The Debt Financing documentation will contain customary representations and warranties and covenants, including financial covenants that require the Company to maintain a minimum cash balance and minimum quarterly revenue levels to be agreed. In addition, the Company has agreed to issue to Perceptive on the closing date warrants to purchase 1 million shares of Invitae Common Stock at an exercise price of $16.85 per share. The Debt Financing (including the issuance of the warrants) is expected to close concurrently with the Merger.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in their entirety by reference to the Commitment Letter, which is attached as Exhibit 10.3 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Private Placement described in Item 1.01 above, which description under the caption “Private Placement” is hereby incorporated by reference into this Item 3.02, the Company has agreed to sell shares of Invitae Common Stock to be issued in the Private Placement to accredited investors in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations made by the Investors. Cowen and Company, LLC served as lead-placement agent and Perella Weinberg Partners L.P. served as co-placement agent for the Company in connection with the Private Placement and will receive fees in the aggregate of approximately $11.25 million. The net proceeds to the Company from the Private Placement, after deducting the placement agent fees, are expected to be approximately $263.75 million. The securities to be sold in the Private Placement have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy shares of Invitae Common Stock or any other securities of the Company.

Pursuant to the Debt Financing described in Item 1.01 above, which description under the caption “Debt Commitment Letter” is hereby incorporated by reference into this Item 3.02, the Company has agreed to issue to Perceptive warrants to purchase 1 million shares of Invitae Common Stock at an exercise price of $16.85 per share pursuant to the Debt Financing in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. The Company will rely on this exemption from registration based in part on representations from Perceptive. Such warrants as well as the underlying shares of Invitae Common Stock have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an exemption from such registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto shall constitute an offer to sell or the solicitation of an offer to buy such warrants, the underlying shares of Invitae Common Stock or any other securities of the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains statements, including statements regarding the proposed acquisition of ArcherDX by Invitae, that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” or other comparable terms. All statements other than statements of historical fact included in this communication regarding strategies, synergies, prospects, financial results, operations, costs, plans, objectives and the proposed acquisition of ArcherDX by Invitae are forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding expected future operating results, future products and services and customers served, regulatory submissions, anticipated results of product development efforts, potential addressable markets, the impact of COVID-19, the anticipated benefits of the proposed acquisition of ArcherDX, including expected synergies, opportunities, product offerings and financial and other impacts, the transaction structure and financing plans, and the expected timing of completion of the proposed transaction. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results, conditions and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: the ability to successfully and profitably market our products and services; the acceptance of our products and services by patients and healthcare providers; the ability to meet demand for our products and services; the availability and sufficiency of reimbursement; the amount and nature of competition; the effects of the adoption, modification or repeal of any law, rule, order, interpretation or policy relating to the healthcare system, including without limitation as a result of any judicial, executive or legislative action; the impact of COVID-19 on the business of Invitae and ArcherDX; Invitae’s ability to manage its growth effectively; the ability of Invitae and ArcherDX to successfully develop new products and services; the ability to effectively utilize strategic partnerships and acquisitions; the ability of Invitae and ArcherDX to obtain and maintain regulatory approvals and comply with applicable regulations; the ability of Invitae and ArcherDX to obtain the required regulatory approvals for the proposed merger and the approval of Invitae’s stockholders, and to satisfy the other conditions to the closing of the acquisition and related financing transactions on a timely basis or at all; the occurrence of events that may give rise to a right of one or both of Invitae and ArcherDX to terminate the merger agreement; negative effects of the announcement or the consummation of the acquisition on the market price of Invitae Common Stock and/or on the companies’ respective businesses, financial conditions, results of operations and financial performance; significant transaction costs and/or unknown liabilities; the possibility that the anticipated benefits from the proposed acquisition of ArcherDX cannot be realized in full or at all or may take longer to realize than expected; risks associated with contracts containing consent and/or other provisions that may be triggered by the proposed acquisition of ArcherDX; risks associated with transaction-related litigation; the possibility that costs or difficulties related to the integration of ArcherDX’s operations with those of Invitae will be greater than expected; the ability of the individual companies and the combined company to retain and hire key personnel; Invitae’s failure to manage growth effectively; Invitae’s need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; Invitae’s ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to Invitae’s business, and the risks and uncertainties set forth in Invitae’s reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC and other written statements made by Invitae from time to time. There can be no assurance that the proposed acquisition of ArcherDX will in fact be consummated in the manner described or at all. Forward-looking statements speak only as of the date hereof, and Invitae disclaims any obligation to update any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*

Agreement and Plan of Merger and Plan of Reorganization, dated as of June 21, 2020, by and among Invitae Corporation, Apollo Merger Sub A Inc., Apollo Merger Sub B LLC, ArcherDX, Inc. and Kyle Lefkoff, solely in his capacity as holders’ representative.

10.1*	Securities Purchase Agreement, dated as of June 21, 2020, by and among Invitae Corporation and the investors identified therein.

10.2	Form of Registration Rights Agreement.

10.3	Commitment Letter, dated as of June 21, 2020, by and between Invitae Corporation and Perceptive Credit Holdings III, LP.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2020

INVITAE CORPORATION

By:	/s/ Shelly D. Guyer
Name:	Shelly D. Guyer
Title:	Chief Financial Officer